UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 6, 2012

Date of Report (Date of earliest event reported)

FORTRESS INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 6, 2012, Fortress International Group, Inc. (the “Company”) held the annual meeting of its stockholders. Three proposals were submitted to the stockholders of the Company for their approval, which proposals are described in detail the Company’s proxy statement for the 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2012. The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.       The stockholders of the Company elected one Class I director to serve a three-year term expiring in 2015. The final results of voting regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Gerald J. Gallagher	7,203,990	89,381	5,395,175

2.       The stockholders of the Company voted to approve an amendment to the Company’s 2006 Omnibus Incentive Compensation Plan (the “Plan”) to increase the maximum total number of shares of common stock that may be issued under the Plan by 2,000,000 shares from 3,050,000 shares to 5,050,000 shares. The final results of voting regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
7,014,728	275,933	2,710	5,395,175

On April 30, 2012, options to purchase 750,000 shares of the Company’s common stock were granted to Anthony Angelini, the Company’s Chief Executive Officer and a director, and options to purchase 150,000 shares of the Company’s common stock were granted to Timothy C. Dec, the Company’s Chief Financial Officer. These awards were subject to stockholder approval of the proposed amendment to the Plan.

The exercise price per share for these stock options is equal to the average of the high and low bid prices for the Company’s common stock reported daily on the OTCQB Marketplace during the 20 trading days following April 30, 2012, which was $0.44. The options granted to Mr. Dec become exercisable when the fair market value of the Company’s common stock is at least $3.00 for 20 consecutive business days. The options granted to Mr. Angelini become exercisable in installments when the fair market value of the Company’s common stock is at least a specified amount for 20 consecutive business days as described below:

Amount	Fair Market Value
125,000	$1.50
125,000	$2.00
125,000	$2.50
125,000	$3.00
125,000	$3.50
125,000	$4.00

Other than options to purchase 250,000 shares of the Company’s common stock that became exercisable when the fair market value of the Company’s common stock is $3.50 and $4.00 per share for 20 consecutive trading days, the options granted to Mr. Angelini become immediately exercisable upon the termination of Mr. Angelini’s employment by the Company other than for Cause (as defined in his employment agreement), by Mr. Angelini for a good reason (as defined in his employment agreement), or upon his death or disability, provided that the fair market value of the Company’s common stock is at least $1.00 for five trading days between the grant date and the date Mr. Angelini’s employment is terminated.

3.       The stockholders of the Company voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The final results of voting regarding this proposal were as follows:

For	Against	Abstain
12,655,266	24,999	8,281

Item 9.01.	Financial Statements and Exhibits.

99.1	Fortress International Group, Inc. 2006 Omnibus Incentive Compensation Plan, as amended (previously filed with the Commission as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 30, 2012, and incorporated herein by reference).

99.2	Stock Option Agreement, dated as of April 30, 2012, between the Company and Anthony Angelini with respect to options to purchase 250,000 shares of the Company’s common stock.

99.3	Stock Option Agreement, dated as of April 30, 2012, between the Company and Timothy C. Dec.

99.4	Stock Option Agreement, dated as of April 30, 2012, between the Company and Anthony Angelini. with respect to options to purchase 500,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer

Date: June 8, 2012